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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-3 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                   /s/ Deloitte & Touche LLP

Seattle, Washington
February 23, 2000